Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc., hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of National Fuel Gas Company to be filed on or about March 19, 2010, of information from our audit report with respect to the oil and gas resources of Seneca Resources Corporation dated October 15, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.

Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
March 19, 2010